EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Registration Statement on Form S-11 Amendment No 3, of our report dated October 29, 2013, relating to the audited consolidated financial statements of CenturyTouch Ltd, Inc. as of June 30, 2013 and 2012, and the related consolidated statements of income, stockholders’ equity, and consolidated cash flows for the years ended June 30, 2013 and 2012, and to the reference to our Firm under the heading "Experts" in the Prospectus.

Bongiovanni & Associates CPA’s
December 4, 2013